As filed with the Securities and Exchange Commission on June 17, 2013

Registration No. 333-178204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Howard Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	20-3735949 (I.R.S. Employer Identification Number)

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ms. Mary Ann Scully

President, Chief Executive Officer

and Chairman of the Board

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frank C. Bonaventure, Esq.

Ober, Kaler, Grimes & Shriver, P.C.

100 Light Street

Baltimore, Maryland 21202

(410) 685-1120

Approximate date of commencement of proposed sale to the public: Sale to the public concluded on July 20, 2012.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-178204) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Common Stock

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-178204) originally filed by Howard Bancorp, Inc. (the “Registrant”) with the Securities and Exchange Commission on November 28, 2011 (as amended, the “Registration Statement”). The Registration Statement registered 1,323,894 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), including 1,150,891for issuance by the Registrant pursuant to its offering of its Common Stock in its initial public offering and 173,003 shares registered for resale on behalf of the selling stockholder named therein. The Registrant sold an aggregate of 1,150,891 shares of Common Stock under the Registration Statement and the selling stockholder did not sell any shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 755,291 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ellicott City, State of Maryland on June 17, 2013.

HOWARD BANCORP, INC.

By:	/s/ Mary Ann Scully
Mary Ann Scully
President, Chief Executive Officer and Director (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Mary Ann Scully	President, Chief Executive Officer and Chairman of the Board	June 17, 2013
Mary Ann Scully	(Principal Executive Officer)

*	Chief Financial Officer	June 17, 2013
George C. Coffman	(Principal Financial and Accounting Officer)

*	Director	June 17, 2013
Richard G. Arnold

*	Director	June 17, 2013
Nasser Basir

*	Director	June 17, 2013
Andrew E. Clark

*	Director	June 17, 2013
Arthur D. Ebersberger

*	Director	June 17, 2013
Philip W. Gibbs

*	Director	June 17, 2013
Robert J. Hartson

*	Director	June 17, 2013
Paul I. Latta, Jr.

*	Director	June 17, 2013
Barbara K. Lawson

*	Director	June 17, 2013
Kenneth C. Lundeen

*	Director	June 17, 2013
Robert N. Meyers

*	Director	June 17, 2013
Richard H. Pettingill

*	Director	June 17, 2013
Steven W. Sachs

*	Director	June 17, 2013
Donna Hill Staton

*	Director	June 17, 2013
Richard B. Talkin

*By:	/s/ Mary Ann Scully
Mary Ann Scully pursuant to power of attorney.